Exhibit 99.1

Xponential Fitness, Inc. Appoints Jair Clarke to Board of Directors

IRVINE, Calif., July 21, 2022—Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or “the Company”), the largest global franchisor of boutique fitness brands, announced that effective today, Jair Clarke has been appointed to serve on the Company’s Board of Directors. Mr. Clarke will also serve on the Company’s Audit and Human Capital Management Committees.

Mark Grabowski, Chairman of the Board of Xponential Fitness, commented, “Optimizing complex systems, data, and business intelligence is an integral part of successfully scaling Xponential’s global footprint. Given Jair’s current role as Global Chief Technology Officer of Commercial Systems at Microsoft Corporation and his prior senior digital leadership roles at Disney and IBM, it’s hard to imagine anyone who could be a better fit for the board.”

Anthony Geisler, CEO of Xponential Fitness, added, “Every day we strive to put our global franchisees in a position to succeed in a dynamic, fast-paced industry. Our board is constantly evolving to ensure that we have the right skillsets to guide and oversee our growth. Given how important technology is to Xponential and its franchisees, I know I speak for all the other board members in saying that we can’t wait to begin working with Jair.”

Mr. Clarke’s extensive experience across four Fortune 100 companies includes product management, digital transformation, digital marketing, cybersecurity, data science, emerging technology and experiences and worldwide innovation. Currently, he serves as the Global Chief Technology Officer of Commercial Systems at Microsoft Corporation. In this role, Mr. Clarke is responsible for overseeing commercial systems, business intelligence and processes across all industries for Microsoft Customers and Partner Solutions’ over $100 billion business. Prior to his current role, Mr. Clarke served as Executive, Business Strategy, Digital Intelligence & Technology at the Walt Disney Company, where he was responsible for Disney’s digital analytics, business strategy technologies and roadmaps supporting the Chief Commercial Officer. Before Disney, he was an IT & Business Development Executive at IBM, and worked in IT at Lockheed Martin. Mr. Clarke holds a B.B.A. degree in computer information systems from the University of Miami. During his time at the University of Miami, he was a member of the school’s football team, helping them achieve a national championship title in 2001.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is the largest global franchisor of boutique fitness brands. Through its mission to make boutique fitness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations across 48 U.S. states and Canada, and through master franchise or international expansion agreements in 12 additional countries. Xponential Fitness’ portfolio of brands includes Club Pilates, the nation’s largest Pilates brand; CycleBar, the nation’s largest indoor cycling brand; StretchLab, the largest assisted stretching brand in the United States; Row House, a high-energy, low-impact indoor rowing workout; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training, and strength-based program. For more information, please visit the Company’s website at https://xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the technology solutions and capabilities of the Board of Directors. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of the COVID-19 pandemic on our business and franchisees; our relationships with master franchisees and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; material weakness in our internal control over financial reporting; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2021 filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

2